 Exhibit 99.1

Payoneer Announces CFO Transition and Provides Update on 2022 Financial Results

Bea Ordonez to be Successor for Michael Levine

New York, NY – January 18, 2023– Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small businesses to transact, do business and grow globally, today announced the appointment of Bea Ordonez as the Company’s Deputy Chief Financial Officer, effective January 16, 2023. Michael Levine, Payoneer’s current CFO, will step down from his position in March 2023 at which time it is our expectation that the Board of Directors of the Company will appoint Ordonez as CFO, and she would report to Co-CEO John Caplan.

“On behalf of John and everyone at Payoneer, I would like to express my sincere gratitude to Michael for his outstanding leadership and tireless dedication to the company over the past 11 years,” said Scott Galit, Co-CEO. “Michael has built a world-class finance organization and I’ve had the privilege of having him as a valued partner and team member.”

“I will be leaving Payoneer with the utmost confidence in management’s ability to drive growth and profitability. Payoneer is in a strong position and now is the right time for me to pursue other personal interests following a smooth transition of responsibilities,” said Michael Levine, CFO. “I would like to thank John, Scott, and the entire team at Payoneer for their support and friendship.”

“I am excited to welcome Bea to Payoneer,” said John Caplan, Co-CEO. “Bea is a proven leader with diverse expertise in the financial technology industry and has experience as CFO of multiple publicly traded companies. I am confident that she will be an impactful leader as we continue to evolve our broader executive team and execute on our strategic priorities.”

“I am thrilled to be joining Payoneer – a values driven, innovative company that is delivering solutions that truly power global digital commerce,” said Bea Ordonez. “The Payoneer team has built a digital platform with impressive global reach and scale and I look forward to working with the team to continue to build on the company’s impressive track record.”

Ordonez joins Payoneer following more than 20 years of C-suite experience in financial technology companies, with a focus on capital markets and banking, global trading platforms and market data and analytics solutions. She most recently served as the Chief Innovation Officer at Webster Bank (NYSE: WBS). Her prior roles include CFO positions at Sterling National Bank (NYSE: STL), OTC Markets Group (OTCQX: OTCM), and G-Trade, and as the COO at Convergex.

Update on 2022 Guidance and Fourth Quarter 2022 Earnings Release Date

Based on preliminary internal results, Payoneer expects to exceed full year 2022 guidance and the Company reaffirms its prior commitment to increase adjusted EBITDA for 2023, both of which were provided in its November 2022 earnings release.

Payoneer will release its results for the fourth quarter and full year of 2022 on Feb 28, 2023. Details to follow.

About Payoneer

Payoneer is the financial technology company empowering the world’s small businesses to transact, do business and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable anyone anywhere to participate and succeed in the global digital economy. Since our founding, we have built a global financial platform that has already made it easier for millions of SMBs, particularly in emerging markets, to pay and get paid, manage their funds, and grow their business.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “to be,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings; (2) changes in applicable laws or regulations; (3) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (4) Payoneer’s estimates of its financial performance; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2021 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Investor Relations:

Michelle Wang

investor@payoneer.com

Media Contact:

PR@payoneer.com